EXHIBIT F


Letterhead of Steven Carr


                                        December 12, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

          RE:  PROGRESS ENERGY, INC., ET AL.
               FORM U-1 APPLICATION/DECLARATION
               (FILE NO. 70-9659)

Dear Sirs:

     I refer to the Form U-1 Application/Declaration, as amended (the "Application") under the Public Utility Holding Company Act of 1935 (the "Act"), filed jointly with the Securities and Exchange Commission (the "Commission") by Progress Energy, Inc. ("Progress Energy"), formerly CP&L Energy, Inc., which is now a registered holding company, and Florida Progress Corporation ("Florida Progress") and their wholly-owned utility subsidiaries, Carolina Power & Light Company ("CP&L"), North Carolina Natural Gas Corporation ("NCNG"), and Florida Power Corporation ("Florida Power") (collectively, the "Utility Subsidiaries") and the non-utility subsidiaries of Progress Energy and Florida Progress named in the Application (collectively, the "Non-Utility Subsidiaries"). Progress Energy, Florida Progress, the Utility Subsidiaries and the Non-Utility Subsidiaries are sometimes referred to herein as the "Applicants". I have acted as counsel for the Applicants in connection with the Application.

Approvals requested
-------------------

     As described in the Application, Applicants request the Commission's approval to engage in the following transactions (the "Proposed Transactions"):
(i) issuance and sale by Progress Energy of common stock, short-term debt, long-term debt and other forms of preferred or equity linked securities; (ii) the issuance of short-term debt securities by CP&L and NCNG; (iii) the issuance of long-term debt and preferred securities by NCNG; (iv) the making of intra-system loans to any less than wholly-owned Non-Utility Subsidiary at not less than the lender's effective cost of capital; (v) issuance of guarantees and other forms of credit support by Progress Energy with respect to its Subsidiaries; (vi) to the extent not exempt by Rules 45(b) and 52, the issuance of guarantees and other forms of credit support by Florida Progress and the Non-Utility Subsidiaries; (vii) hedging transactions to be entered into by Progress Energy, and to the extent not exempt pursuant to Rule 52, by the Subsidiaries; (viii) formation and funding of separate system money pools by Progress Energy for the Utility Subsidiaries and for certain Non-Utility Subsidiaries (the "Money Pools"), and, to the extent not exempt by Rule 52, authority for the Utility Subsidiaries and Non-Utility Subsidiaries to borrow


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from the Money Pools and lend and extend credit to one another through the Money
Pools; (ix) under certain circumstances described in the Application, authority to change the terms of any Subsidiary's authorized capital stock capitalization by amounts deemed appropriate by Progress Energy or other intermediate parent company; (x) acquisition of the equity securities of one or more financing subsidiaries ("Financing Subsidiaries") by Progress Energy and the Subsidiaries and related transactions; (xi) acquisition by Progress Energy, directly or indirectly through a Non-Utility Subsidiary, of the equity securities of one or more new subsidiary companies ("Intermediate Subsidiaries') formed exclusively for the purpose of acquiring, holding and/or financing the acquisition of the securities of or other interest in certain exempt companies ("Exempt
Companies"), Rule 58 Companies or other non-exempt Non-Utility Subsidiaries, and provision of management, administrative, project development and operating services to such entities to the extent not exempt from the Act or otherwise permitted under the Act and Rules thereunder; (xii) consolidation or other reorganization of any part of the Progress Energy direct or indirect ownership interests in the Non-Utility Subsidiaries, and the activities and functions related to those investments, under one or more Intermediate Subsidiaries;
(xiii) investment in non-utility energy-related assets of the general types described in the Application; (xiv) the provision of sales and goods to specified types of Non-Utility Subsidiaries at prices determined without regard to cost; (xv) activities of current and future Rule 58 Subsidiaries outside the United States, subject to proposed reservations of jurisdiction; (xvi) the payment of dividends by Progress Energy and NCNG out of capital and unearned surplus, subject to certain limitations, and by Non-Utility Subsidiaries to the extent permitted under corporate law and applicable credit instruments; and
(xvii) the execution of a system Tax Allocation Agreement, subject to a request for reservation of jurisdiction.

     In connection with the opinions given herein, I have examined original, certified, or conformed copies of all such corporate records, agreements, instruments, and documents and have made such other investigations as I have deemed necessary or appropriate for the purpose of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as conformed copies.

     The opinions expressed below with respect to the Proposed Transactions are subject to the following assumptions and conditions:

     (a) The Proposed Transactions shall have been duly authorized and approved, to the extent required by the governing documents and applicable state laws, by the Board of Directors of Progress Energy and/or its appropriate Subsidiary.

     (b) The Commission shall have duly entered an appropriate order or orders with respect to the Proposed Transactions as described in the Application granting and permitting the Application to become effective under the Act and the rules and regulations thereunder and the Proposed Transactions are consummated in accordance with the Application and said order or orders.


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     (c)  Any registration statement required to be filed with respect to any
Progress Energy and/or other Subsidiary securities (the "Securities") to be issued shall have become effective pursuant to the Securities Act of 1933, as amended; no stop order shall have been entered with respect thereto; and the issuance of the Securities shall have been consummated in compliance with or pursuant to an exemption under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     (d) The parties shall have obtained all consents, waivers and releases, if any, required for the Proposed Transactions under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

     (e) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above.

     (f) The consummation of the Proposed Transactions shall be conducted under my supervision and all legal matters incident thereto shall be satisfactory to me, including the receipt in satisfactory form of opinions of other counsel qualified to practice in jurisdictions in which I am not admitted to practice, as I may deem appropriate.

     Based on the foregoing, and subject to the assumptions and conditions set forth herein, and having regard to legal considerations which I deem relevant, I am of the opinion that, in the event the Proposed Transactions are consummated in accordance with the Application.

     1. All state laws applicable to the Proposed Transactions will have been complied with; however, I express no opinion as to the need to comply with state blue sky laws;

     2. Progress Energy and the Subsidiaries are validly organized and duly existing under the laws of their respective states of incorporation;

     3. Any Securities to be issued in connection with the Proposed Transactions will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the applicable certificates of incorporation which define such rights and privileges;

     4. The various debt instruments and guarantees to be issued as part of the Proposed Transactions will be valid and binding obligations of the issuing company in accordance with the terms of such instruments and guarantees;

     5. Progress Energy and the Subsidiaries will legally acquire, directly or indirectly, the equity securities of any Financing Subsidiary or Intermediate Subsidiary; and


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     6.   The consummation of the Proposed Transactions will not violate the legal rights of the holders of any securities issued by Progress Energy or any Subsidiary.

     I hereby consent to the use of this opinion in connection with the Application.

                                        Sincerely,


                                        /s/ Steven Carr
                                        Associate General Counsel